Exhibit 10.4

LETTER AGREEMENT

[●], 2021

Cartesian Growth Corporation

505 Fifth Avenue, 15th Floor

New York, New York 10017

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Re: Initial Public Offering.

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Cartesian Growth Corporation, a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. as representative (the “Representative”) of the Underwriters (the “Underwriters”), relating to the underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one Class A ordinary share of the Company, $0.0001 par value (the “Ordinary Shares”), and one-third of one warrant.  Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the IPO pursuant to a Registration Statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares and Class B ordinary shares of the Company, $0.0001 par value beneficially owned by him, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the closing of the IPO, or such later period approved by the Company’s shareholders in accordance with the Memorandum and Articles of Association, the undersigned shall take all reasonable steps as an officer and/or director of the Company, as applicable, to (i) cause the Company to cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but no more than ten business days after the expiration of such period, subject to applicable Cayman Islands law, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund including interest earned on the funds held in the Trust Fund (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of Ordinary Shares and the Board of Directors, cause the Company to dissolve and liquidate, subject in the case of (ii) and (iii) above to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable laws. The undersigned agrees not to propose any amendment to the Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide holders of the IPO Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the IPO Shares if the Company does not complete an initial Business Combination within 24 months from the consummation of the IPO unless the Company provides holders of the IPO Shares with the opportunity to redeem their IPO Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the funds held in the Trust Fund and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding IPO Shares.

3. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to any Ordinary Shares acquired by the undersigned (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

4. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with the undersigned or any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which the undersigned or any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that is a member of the Financial Regulatory Authority or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

5. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representative pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, Ordinary Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The undersigned acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 5, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication of such press release. The provisions of this paragraph will not apply to any transfer not for consideration provided that the transferee in each case has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

6. Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will be entitled to receive or accept a finder’s fee, reimbursement, cash payment, or any other compensation in connection with any services rendered prior to or in connection with the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Prospectus adjacent to the caption “Summary—The Offering—Limited payments to insiders.”

7. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Each undersigned’s Director and Officer General Questionnaire previously furnished to the Company is true and accurate in all material respects.

8. The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation with any employer or former employer), to enter into this Letter Agreement and to serve and hold the current position/title of the Company, as applicable.

9. The undersigned hereby waives his right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, and agrees that he will not seek redemption with respect to or otherwise sell such shares to the Company in connection with any Business Combination.

10. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the parties hereto (i) agrees that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11. As used herein, (i) a “Business Combination” shall mean an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities; (ii) “Memorandum and Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same shall be amended from time to time; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (v) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, facsimile transmission, or electronic mail.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 13 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

14. This Letter Agreement shall terminate on the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by June 30, 2021.

15. The undersigned acknowledge and understand that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

By:
Name of Insider: Peter Yu

By:
Name of Insider: Gregory Armstrong

By:
Name of Insider: Elias Diaz Sese

By:
Name of Insider: Bertrand Grabowski

By:
Name of Insider: Daniel Karp

Acknowledged and Agreed:

CARTESIAN GROWTH CORPORATION

By:
Name:	Peter Yu
Title:	Chief Executive Officer

[Signature Page to Letter Agreement (Directors, Director Nominees, and Executive Officers)]

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